EXHIBIT INDEX

EXHIBIT A:
Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Warburg, Pincus Trust
Registration No. 33-58125

Sub-Item 77D:  Policies with respect to security investments
On February 3, 2000, the Board of Trustees voted to remove the Value Portfolio's policy of pursuing its objective "by investing in dividend-paying equity securities" as a primary strategy of the Portfolio.



EXHIBIT B:
Sub-Item 77O:
Transactions for the Period January 1, 2000 through June 30, 2000

THE INFORMATION WILL BE PRESENTED IN THE FOLLOWING ORDER:
PORTFOLIO; OFFERING; DATE; BROKER; PRICE

POST-VENTURE CAPITAL; Therma-Wave; 2/3/00; Lehman; $20.00

GROWTH & INCOME; Kerr McGee; 2/7/00; Goldman; $50.00

EMERGING MARKET; UT Starcom; 3/2/00; Merrill; $18.00

INTERNATIONAL EQUITY; Infineon Technologi; 3/13/00;
   Deutsche; $35.00

INTERNATIONAL EQUITY; OCI COMM-Private PLC; 3/27/00;
   Griffiths McBurney; $18.00

EMERGING GROWTH; COMMUNITY HEALTH SYSTEMS; 6/8/00; MERRILL; $13.00

GLOBAL Post-Venture Capital; Community Health Systems; 6/8/00;
   Merrill; $13.00

SMALL COMPANY VALUE; Community Health Systems; 6/8/00; Merrill;
   $13.00

EMERGING GROWTH; 13Mobile; 4/6/00; Deutsche; $16.00

GROWTH & INCOME; MetLife; 4/4/00; Goldman; $14.25

EMERGING GROWTH; West Teleservices Corp; 4/27/00; Goldman; $21.00


THE INFORMATION WILL BE PRESENTED IN THE FOLLOWING ORDER:
PORTFOLIO; SHARES/PAR; % OF OFFERING; % OF ASSETS;
   SYNDICATE MEMBER

POST-VENTURE CAPITAL; 4,400; 0.0489%; 0.0545%;
   CS First Boston

GROWTH & INCOME; 1,900; 0.0253%; 0.4345%;
   CS First Boston

EMERGING MARKET; 300; 0.0030%; 0.0180%;
   CS First Boston

INTERNATIONAL EQUITY; 36,500; 0.0237%; 0.1934%;
   CS First Boston

INTERNATIONAL EQUITY; 370,000; 1.0000%; 1.0353%;
   CS First Boston

EMERGING GROWTH; 5,000; 0.0267%; 0.1700%;
   CS First Boston

GLOBAL POST-VENTURE CAPITAL; 13,000;  0.0693%; 0.0443%;
   CS First Boston

SMALL COMPANY VALUE; 302,800; 1.6149%; 0.2735%;
   CS First Boston

EMERGING GROWTH; 3,300; 0.0647%; 0.1700%;
   CS First Boston

GROWTH & INCOME; 10,000; 0.0050%; 0.6601%;
   CS First Boston

EMERGING GROWTH; 4,500; 0.1125%; 0.4655%;
   CS First Boston



EXHIBIT C:
Sub-Item 77Q1:  Exhibits

(a) Certificates of Amendment to the Declaration of Trust are incorporated herein by reference to Post Effective Amendment No.
13 to Registrant's Registration Statement on Form N-1A, as filed on April 26, 2000.

(b) The Trustees of the Trust adopted the following resolution on behalf of the Value Portfolio of the Trust (formerly, the Growth & Income Portfolio) at a Meeting of the Board of Trustees held on February 3, 2000:

  RESOLVED, that the Growth & Income Portfolio's Policy of pursuing its objective "by investing in dividend paying equity securities" be, and it hereby is, removed as a primary strategy.